UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to supplement the disclosure under “Item 5.07. Submission of Matters to a Vote of Security Holders” of the Current Report on Form 8-K filed by Websense, Inc. (the “Company”) with the Securities and Exchange Commission on June 10, 2011 (the “Original 8-K”), to include the Company’s determination as to how frequently it will submit future non-binding advisory votes on the compensation of the Company’s named executive officers to the stockholders for consideration. No other changes are being made to the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on June 7, 2011, the one-year frequency of holding a non-binding advisory vote on the compensation of the Company’s named executive officers received the highest number of votes cast. In light of these voting results and other factors considered by the Company’s Board of Directors (the “Board”), at a meeting held on July 20, 2011, the Board determined that the Company will include a non-binding advisory vote of its stockholders on the compensation of the Company’s named executive officers in its proxy materials every year until the next required non-binding advisory vote of the Company’s stockholders on the frequency of the stockholder non-binding advisory vote on the compensation of the Company’s named executive officers, which will occur no later than the Company’s Annual Meeting of Stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: July 20, 2011	/s/ Arthur S. Locke III
Arthur S. Locke III
Sr. Vice President and Chief Financial Officer (principal financial and accounting officer)